Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


              We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 22, 2005 (except for
     Note 6, as to which the date is                , 2005), in the Registration
     Statement on Amendment No. 2 to Form S-1 (File No. 333-127830) and related Prospectus of Passave Inc. dated October 19, 2005.



Tel-Aviv, Israel                                 KOST FORER GABBAY & KASIERER
                                               A Member of Ernst & Young Global



              The forgoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 6 to the consolidated financial statements.


Tel-Aviv, Israel                               /s/ KOST FORER GABBAY & KASIERER
October 20, 2005                               KOST FORER GABBAY & KASIERER
                                               A Member of Ernst & Young Global